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                                                                    EXHIBIT 23.1




                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements File Nos. 333-11067, 333-15907, 333-17021, 333-23035, 333-37247, 333-37383,
333-41603, 333-58045, 333-68505, 333-76379, 333-76757, 333-82134, 333-82569,
333-84419, 333-88813, 333-88819, and 333-91621 of General Growth Properties,
Inc. on Form S-3 and the Registration Statements on File Nos. 33-79372, 333-07241, 333-11237, 333-28449, 333-74461 and 333-79737 of General Growth
Properties, Inc. on Form S-8 of our report dated February 3, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for derivative instruments and hedging activities in 2001 described in Note 13) appearing in this Annual Report on Form 10-K of General Growth Properties, Inc. for the years ended December 31, 2002 and 2001. We also consent to the incorporation by reference of our report dated February 3, 2003 relating to the financial statement schedule, which appears in this Form 10-K.


Deloitte & Touche LLP


Chicago, Illinois
March 13, 2003